CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on the financial statements of the Kemper National Tax-Free Income Series - Kemper Municipal Bond Fund and Kemper Intermediate Municipal Bond Fund dated November 15, 1999 in the Registration Statement (Form N-1A) of Kemper National Tax-Free Income Series and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendement No. 48 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-47008) and in this Amendment No. 48 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2353).




                                                        /s/ERNST & YOUNG LLP
                                                        ERNST & YOUNG LLP


Chicago, Illinois
December 22, 1999